SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 16, 2004 (July 14, 2004)

Furniture Brands International, Inc.
(Exact name of Registrant as specified in charter)

Delaware	I-91	43-0337683
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification Number)

101 South Hanley Road, St. Louis, Missouri 63105
(Address of principal executive offices)

               (314) 863-1100
(Registrant’s telephone number)

Item 5.       Other Events

On July 14, 2004, the Company announced that the Breuners Home Furnishings Corporation bankruptcy filing will result in a charge to earnings of 9 to 10 cents per diluted common share in the second quarter of 2004. This charge was not included in the Company’s previous earnings guidance for the quarter.

Item 7.       Financial Statements and Exhibits

(c)	Exhibit

99	Press Release, dated July 14, 2004

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Furniture Brands International, Inc.

By: /s/ Steven W. Alstadt

Steven W. Alstadt
Controller and Chief Accounting Officer

Dated:     July 16, 2004